EXHIBIT 99.1

Chanticleer Holdings Reports Operating Results for Fourth Quarter and Year Ended December 31, 2018

Reports Strong Unit and Footprint Growth, and the Addition of Proven Restaurant Executives to Enhance the Company’s Platform

CHARLOTTE, NC – April 1, 2019 – Chanticleer Holdings, Inc. (NASDAQ: BURG) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the fourth quarter and year ended December 31, 2018.

Annual Financial Highlights for the Year ended December 31, 2018

●	Revenue for the year was $40.6 million in 2018 compared with $41.4 million in 2017.

●	Cost of sales as a percentage of restaurant sales improved to 33.5% in 2018 compared to 33.8% in 2017. The improvement in cost of sales is primarily attributable to favorable movements in beef prices combined with the expansion of the Little Big Burger brand.

●	General and administrative expenses as a percentage of total revenue remained consistent at 11.3% compared to 11.0% in 2017.

●	Operating loss was $5.4 million ($3.4 million excluding non-cash asset impairment charges) in 2018 compared to $5.2 million in 2017.

●	Net loss attributable to Common Shareholders was $7.0 million, ($1.98) per share in 2018, compared to $6.9 million, ($2.73) per share in 2017.

●	Non-GAAP Restaurant EBITDA was $3.7 million in 2018 compared to $4.2 million in 2017.

●	Non-GAAP Adjusted EBITDA was negative $376,000 in 2018 compared to $234,000 in 2017.

●	Cash provided by operating activities was $575,000 in 2018 compared to cash used in operating activities of $725,000.

●	During 2018, the Company opened 4 new Little Big Burger locations, 1 new BGR location along with the acquisition of 2 other BGR locations that were previously franchises. The Company expects to open 4 to 6 new locations annually. The Company also closed 2 underperforming company-owned locations in 2018 which resulted in non-cash impairment charges and is expected to contribute to improved operating performance in future periods.

●	Through a focus of the Company throughout 2018, as well continued efforts through the year-end and audit process, Management was able to fully remediate the material weaknesses that were reported in the December 31, 2017 10-K. These material weaknesses had been part of the Company’s 10-K disclosures since 2013.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “In 2018 we executed on exactly what we promised early in the year, nearly doubling our Little Big Burger footprint.

More importantly, we set the stage for the future with the new addition of Fred Glick as our new President and Patrick Harkleroad as CFO. These proven executives have already demonstrated themselves as highly complementary to our existing team. I can without hesitation say that never in the history of Chanticleer, have I personally felt better about our executive team and the value I believe we have the potential to create together. What Fred has accomplished in just his first four short months is nothing less than remarkable. His enthusiasm is infectious, and his hands-on leadership has dramatically and favorably impacted employee morale.

I believe that the best days are just ahead for Chanticleer. I look forward to continuing to work in concert with my fellow members of our management team and board of directors, all on behalf of our employees and shareholders.”

Conference Call

The Company will host a webcast and conference call on Monday, April 1, 2019 at 4:30 p.m. ET.

To access the call, dial 1-877-407-0784 approximately five minutes prior to the scheduled start time. International callers please dial 1-201-689-8560. To access the webcast, log into the following link: http://public.viavid.com/index.php?id=133748.

A replay of the teleconference will be available until May 1, 2019 and may be accessed by dialing 1-844-512-2921. International callers may dial 1-412-317-6671. Callers should use conference PIN: 13689056.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States (”GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company's operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Annual Report on Form 10-K to be filed with the SEC on or about April 1, 2019, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company's ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Investor Relations

Jason Assad

678-570-6791

Ja@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$629,871	$272,976
Restricted cash	335	165,517
Accounts and other receivables, net	387,239	475,988
Inventories	478,314	460,756
Prepaid expenses and other current assets	179,377	324,324
Assets held for sale, net	-	100,000
TOTAL CURRENT ASSETS	1,675,136	1,799,561
Property and equipment, net	10,467,841	8,548,592
Goodwill	11,280,465	12,647,806
Intangible assets, net	5,123,159	5,896,732
Investments	800,000	800,000
Deposits and other assets	446,639	490,328
TOTAL ASSETS	$29,793,240	$30,183,019

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,386,506	$5,797,252
Current maturities of long-term debt and notes payable, net of unamortized discount and deferred financing costs of $0 and $1,173,190, respectively	3,740,101	5,741,911
Current maturities of convertible notes payable	3,000,000	3,000,000
Due to related parties	185,726	191,850
TOTAL CURRENT LIABILITIES	14,312,333	14,731,013
Long-term debt, net of current maturities	3,000,000	-
Convertible notes payable, net of unamortized premium of $0 and $12,256, respectively	-	212,256
Redeemable preferred stock: no par value, 62,876 shares issued and outstanding, net of discount of $173,914 and $208,697, respectively	674,912	640,129
Deferred rent	2,297,199	2,156,378
Deferred revenue	1,174,506	175,000
Deferred tax liabilities	76,765	779,359
TOTAL LIABILITIES	21,535,715	18,694,135
Commitments and contingencies
Common stock subject to repurchase obligation; 0 and 56,290 shares issued and outstanding, respectively	-	-
Equity:
Preferred stock: no par value; authorized 5,000,000 shares; 62,876 issued and outstanding, respectively	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 3,715,444 and 3,045,809 shares, respectively	373	305
Additional paid in capital	64,756,903	60,750,330
Accumulated other comprehensive loss	(202,115)	(934,901)
Accumulated deficit	(57,124,673)	(49,109,303)
Total Chanticleer Holdings, Inc, Stockholders' Equity	7,430,488	10,706,431
Non-Controlling Interests	827,037	782,453
TOTAL EQUITY	8,257,525	11,488,884
TOTAL LIABILITIES AND EQUITY	$29,793,240	$30,183,019

See accompanying notes to consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue:
Restaurant sales, net	$9,862,794	$9,837,951	$39,665,763	$40,495,166
Gaming income, net	117,033	113,666	402,611	442,521
Management fee income	25,003	25,018	100,000	100,000
Franchise income	115,040	105,550	445,335	395,176
Total revenue	10,119,870	10,082,185	40,613,709	41,432,863
Expenses:
Restaurant cost of sales	3,376,331	3,316,761	13,288,422	13,692,921
Restaurant operating expenses	6,557,479	5,782,592	23,565,526	23,432,124
Restaurant pre-opening and closing expenses	100,327	179,737	412,979	319,282
General and administrative expenses	1,171,176	1,132,495	4,578,788	4,545,496
Asset impairment charge	228,243	922,726	1,959,510	2,395,616
Depreciation and amortization	568,912	513,964	2,163,585	2,282,801
Total expenses	12,002,468	11,848,275	45,968,810	46,668,240
Operating loss	(1,882,598)	(1,766,090)	(5,355,101)	(5,235,377)
Other (expense) income
Interest expense	(632,302)	(646,249)	(2,527,464)	(2,592,961)
Loss on debt refinancing	-	-	-	(95,310)
Other income (expense)	200,024	62,934	(17,926)	112,984
Total other expense	(432,278)	(583,315)	(2,545,390)	(2,575,287)
Loss before income taxes	(2,314,876)	(2,349,405)	(7,900,491)	(7,810,664)
Income tax benefit (expense)	(78,137)	813,827	701,224	644,429
Consolidated net loss	(2,393,013)	(1,535,578)	(7,199,267)	(7,166,235)
Less: Net loss attributable to non-controlling interests	134,363	125,521	344,847	371,464
Net loss attributable to Chanticleer Holdings, Inc.	$(2,258,650)	$(1,410,057)	$(6,854,420)	$(6,794,771)
Dividends on redeemable preferred stock	(34,584)	(28,218)	(118,604)	(108,206)
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(2,293,234)	$(1,438,275)	$(6,973,024)	$(6,902,977)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.62)	$(0.49)	$(1.98)	$(2.73)
Weighted average shares outstanding, basic and diluted	3,713,220	2,959,284	3,520,125	2,525,037

See accompanying notes to consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net loss	$(7,199,267)	$(7,166,235)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,163,585	2,282,801
Asset impairment charge	1,959,510	2,395,616
Loss on debt refinancing	-	95,310
Loss on investments	68,101	-
Common stock and warrants issued for services	154,768	280,669
Amortization of debt discount	1,195,918	788,187
Change in assets and liabilities:
Accounts and other receivables	91,798	35,154
Prepaid and other assets	116,154	22,157
Inventory	8,885	23,062
Accounts payable and accrued liabilities	2,626,504	1,039,179
Change in amounts payable to related parties	(6,124)	(2,500)
Deferred income taxes	(702,594)	(706,195)
Deferred revenue	(42,840)	-
Deferred rent	140,820	188,363
Net cash provided by (used in) operating activities	575,218	(724,432)

Cash flows from investing activities:
Purchase of property and equipment	(2,392,864)	(1,625,460)
Cash paid for acquisitions	(50,000)	-
Proceeds from sale of property	-	461,158
Net cash used in investing activities	(2,442,864)	(1,164,302)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	1,667,729	939,712
Proceeds from sale of redeemable preferred stock, net of offerring costs of $243,480	-	348,171
Loan proceeds	100,000	6,578,090
Payment of deferred financing costs	-	(293,294)
Loan repayments	(455,242)	(6,187,738)
Payments on capital leases	-	(28,405)
Distributions to non-controlling interest	(142,225)	-
Contributions from non-controlling interest	900,000	725,000
Net cash provided by financing activities	2,070,262	2,081,536
Effect of exchange rate changes on cash	(10,903)	(22,884)
Net increase in cash and restricted cash	191,713	169,918
Cash and restricted cash, beginning of year	438,493	268,575
Cash and restricted cash, end of year	$630,206	$438,493

See accompanying notes to consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Reconciliation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Consolidated net loss	$(2,393,013)	$(1,535,578)	$(7,199,267)	$(7,166,235)
Interest expense	632,302	646,249	2,527,464	2,592,961
Income tax	78,137	(813,827)	(701,224)	(644,429)
Depreciation and amortization	568,912	513,964	2,163,585	2,282,801
EBITDA	$(1,113,662)	$(1,189,192)	$(3,209,441)	$(2,934,902)
Restaurant pre-opening and closing expenses	100,327	179,737	412,979	319,282
Operating results of restaurants closed in period	-	69,896	4,789	369,011
Additional non-cash expenses impacting operating results	438,564	-	438,564	-
(Gain) loss on debt refinancing	-	-	-	95,310
Asset impairment charge	228,243	922,726	1,959,510	2,395,616
Transaction and severence related expenses	-	-	-	102,750
Other income (expense)	(200,024)	(62,934)	17,926	(112,984)
Adjusted EBITDA	$(546,552)	$(79,767)	$(375,673)	$234,083
General and administrative expenses	1,171,176	1,132,495	4,578,788	4,442,746
Franchise revenues	(115,040)	(105,550)	(445,335)	(395,176)
Management fee revenue	(25,003)	(25,018)	(100,000)	(100,000)
Restaurant EBITDA	$484,581	$922,160	$3,657,780	$4,181,653